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                                                               Exhibit (d)(2)(i)

                   USALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                         INVESTMENT MANAGEMENT AGREEMENT


         AGREEMENT, made the 27th day of April 2001, by and between USAllianz Advisers, LLC (the "Manager") and USAllianz Variable Insurance Products Trust (the "Trust").

         WHEREAS, the Trust is a Delaware business trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999 (the "Declaration") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management series-type investment company;

         WHEREAS, the Trust and Manager wish to enter into an Agreement setting forth the terms on which the Manager will perform certain services to the Trust with respect to each of its present and future series that are not advised by the Manager's affiliate, Allianz of America, Inc. (each singly a "Fund" or collectively "Funds"), unless otherwise specifically indicated by the Trust;

         NOW THEREFORE, in consideration of the promises and mutual agreements hereinafter contained, the Trust and the Manager agree as follows:

         1. APPOINTMENT. The Trust hereby appoints the Manager to act as investment manager for the Funds for the periods and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

         2. INVESTMENT ADVISORY DUTIES. Subject to the supervision of the Trustees of the Trust, the Manager will have the sole and exclusive responsibility for providing, or arranging for others to provide, (a) the management for the Funds' assets in accordance with each Fund's investment objectives, policies and limitations as stated in its prospectus and Statement of Additional Information included as part of the Trust 's Registration Statement filed with the Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided to the Manager by the Trust ; and (b) the placement of orders to purchase and sell securities for the Funds. The Manager, subject to approval in each case by the Trustees of the Trust, shall be authorized to retain one or more subadvisers (the "Portfolio Managers") for each of the Funds, and to direct that such Portfolio Managers shall exercise full discretion in furnishing investment advice to the Funds and arranging for the execution of portfolio transactions for the Funds, subject only to general oversight by the Manager and the Board of Trustees of the Trust. The Manager shall be responsible for monitoring, or arranging for others to monitor, compliance by the Portfolio Managers with the investment policies and restrictions of the respective Funds and with such other limitations or directions as the Board of Trustees of the Trust may from time to time prescribe. The Manager shall report to the Board of Trustees of the Trust regularly at such times and in such detail as the Board may from time to time determine to be appropriate.

         The Manager further agrees that, in performing its duties hereunder, it will directly, or assure that the Portfolio Managers will:

         (a) comply with the 1940 Act and all rules and regulations thereunder, the Investment Advisers Act of 1940, as amended, (the "Advisers Act"), the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;



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         (b) use reasonable efforts to manage the Funds so that they will each qualify, and continue to qualify, as regulated investment companies under Subchapter M of the Code and regulations issued thereunder;

         (c) place orders for the investments of the Funds directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the prospectus and/or Statement of Additional Information with respect to each Fund and in accordance with applicable legal requirements. Specifically, in executing portfolio transactions and selecting broker-dealers, the Manager will use its best efforts to seek best execution on behalf of each Fund. In assessing the best execution available for any transaction, the Manager shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Manager may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities and Exchange Act of 1934) provided to a Fund and /or other accounts over which the Manager or an affiliate of the Manager exercises investment discretion. The Manager is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so excercised;

         (d) furnish to the Trust whatever statistical information the Trust may reasonably request with respect to the Funds' assets or contemplated investments; keep the Trust and the Trustees informed of developments materially affecting the Funds' portfolios; and, on the Manager's or Portfolio Managers' own initiative, furnish to the Trust from time to time whatever information the Manager or Portfolio Manager believes appropriate for this purpose;

         (e) make available to the Trust's administrator (the "Administrator"), and the Trust, promptly upon their request, such copies of its investment records and ledgers with respect to the Funds as may be required to assist the Administrator and the Trust in their compliance with applicable laws and regulations. The Manager will furnish the Trustees with such periodic and special reports regarding the Funds as they may reasonably request;

         (f) immediately notify the Trust in the event that the Manager or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Manager from serving as investment manager pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority. The Manager further agrees to notify the Trust immediately of any material fact known to the Manager respecting or relating to the Manager that is not contained in the Trust 's Registration Statement regarding the Funds, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect;

         (g) in making investment decisions with respect to the Funds, use no inside information that may be in its possession or in the possession of any of its affiliates, nor will the Manager seek to obtain any such information.




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         3. ALLOCATION OF CHARGES AND EXPENSES. Except as otherwise specifically provided in this section 3, the Manager shall pay the compensation and expenses of all its directors, officers and employees who serve as Trustees, officers and executive employees of the Trust (including the Trust 's share of payroll taxes) and shall pay all fees payable pursuant to portfolio management agreements with any Portfolio Managers it may retain. The Manager shall make available, without expense to the Funds, the services of its directors, officers and employees who may be duly elected officers or Trustees of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

         The Manager shall not be required to pay any expenses of the Trust or the Funds other than those specifically allocated to the Manager in this section
3. In particular, but without limiting the generality of the foregoing, the Manager shall not be responsible, except to the extent of the reasonable compensation of such of the Trust's employees as are officers or employees of the Manager whose services may be involved, for the following expenses of the Trust or the Funds: organization and offering expenses of the Trust and the Funds (including out-of-pocket expenses, but not including the Manager 's overhead and employee costs); fees payable to the Manager ; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Trust or the Funds in connection with membership in investment company trade organizations; costs of insurance; fees and expenses of the Trust's Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Trust or the Funds; payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; other expenses in connection with the issuance, offering, distribution, redemption or sale of securities issued by the Funds; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Funds for sale; freight, insurance and other charges in connection with the shipment of the Funds' portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Funds, or of entering into other transactions or engaging in any investment practices with respect to the Funds; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to shareholders; costs of preparing, printing and filing documents with regulatory agencies; costs of stationery and other office supplies; any litigation or other extraordinary expenses; costs of shareholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the business of the Trust or a Fund) of officers, Trustees and employees of the Trust who are not interested persons of the Manager; and travel expenses (or an appropriate portion thereof) of officers or Trustees of the Trust who are officers, directors or employees of the Manager to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust, or any committees thereof or advisory group thereto or other business of the Trust or the Funds.

         4. COMPENSATION. As compensation for the services provided and expenses assumed by the Manager under this Agreement, the Trust will arrange for the Funds to pay the Manager at the end of each day or calendar month as the Manager may from to time specify an investment advisory fee computed daily at an annual rate equal to the percentage of each Fund's average daily net assets specified in Schedule A hereto. The "average daily net assets" of a Fund shall mean the average of the values placed on the Fund's net assets as of the time at which, and on such days as, Fund lawfully determines the value of its net assets in accordance with the prospectus or otherwise. The value of net assets of the Fund shall always be determined pursuant to the applicable provisions of the Declaration and the Registration Statement. If, pursuant to such provisions, the determination of net asset value for a Fund is suspended for any particular business day, then for the purposes of this section 4, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of the close of the New York Stock Exchange, or as of such other time as the value of the net assets of the Fund's portfolio may




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lawfully be determined, on that day. If the determination of the net asset value of the shares of a Fund has been so suspended for a period including any month end when the Manager 's compensation is payable pursuant to this section, then the Manager 's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If a Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 4. The Manager may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Trust, voluntarily declare to be effective.

         5. BOOKS AND RECORDS. The Manager agrees to maintain such books and records with respect to its services to the Trust and the Funds as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Manager also agrees that records it maintains and preserves pursuant to Rules 31a-1 and 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Trust and will be surrendered promptly to the Trust upon its request. And the Manager further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Trust and the Funds are being conducted in accordance with applicable laws and regulations.

         6. STANDARD OF CARE AND LIMITATION OF LIABILITY. The Manager shall exercise its best judgment in rendering the services provided by it under this Agreement. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or a Fund or the holders of a Fund's shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Manager against any liability to the Trust, a Fund or to holders of a Fund's shares to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Manager 's reckless disregard of its obligations and duties under this Agreement. As used in this Section 6, the term "Manager " shall include any officers, directors, employees or other affiliates of the Manager performing services with respect to the Trust or a Fund.

         7. SERVICES NOT EXCLUSIVE. It is understood that the services of the Manager are not exclusive, and that nothing in this Agreement shall prevent the Manager from providing similar services to other investment companies or to other series of investment companies (whether or not their investment objectives and policies are similar to those of a Fund) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Manager 's ability to meet its obligations to the Trust and the Funds hereunder. When the Manager recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Manager recommends the purchase or sale of the same security for a Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of a Fund, neither the Manager nor any of its directors, officers or employees shall act as a principal or agent or receive any commission except as permitted under applicable law. If the Manager provides any advice to its clients concerning the shares of the Funds, the Manager shall act solely as investment counsel for such clients and not in any way on behalf of the Trust or a Fund.




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         8. DURATION AND TERMINATION. This Agreement shall continue in effect for two years from the date set forth above and thereafter shall continue automatically, with respect to all or fewer than all the Funds, as applicable, for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trustees or, (ii) with respect to each Fund, by vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty by the Trust or a Fund upon the vote of a majority of the Trustees (with respect to the Trust or a Fund) or, with respect to a Fund, by vote of the majority of the Fund's outstanding voting securities, upon sixty (60) days' written notice to the Manager or (b) by the Manager at any time without penalty, upon sixty (60) days' written notice to the Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         9. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective with respect to a Fund until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees, including a majority of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

         10. PROXIES. Unless the Trust gives written instructions to the contrary, the Manager shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Funds may be invested, provided, that the Manager may delegate this responsibility with respect to one or more Funds to Portfolio Managers pursuant to a portfolio management agreement. The Manager (or Portfolio Manager) shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the particular Fund's shareholders.

         11. NAME RESERVATION. The Trust acknowledges and agrees that the Manager and its affiliates have property rights relating to the use of the term "USAllianz Variable Insurance Products Trust" and has permitted the use of such term by the Trust and its Funds. The Trust agrees that: (i) it will use the term "USAllianz Variable Insurance Products Trust " only as a component of the names of the Trust and the Funds and for no other purposes; (ii) it will not purport to grant to any third party any rights in such term; (iii) at the request of the Manager, the Trust will take such action as may be required to provide its consent to use of the term by the Manager, or any affiliate of the Manager to whom the Manager shall have granted the right to such use; and (iv) the Manager may use or grant to others the right to use the term as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company. Upon termination of this Agreement as to the Trust or any Fund, the Trust shall, upon request of the Manager, cease to use the term "USAllianz Variable Insurance Products Trust " as part of the name of the Trust and its Funds, or of any Fund as to which the Agreement is terminated, as applicable. In the event of any such request by the Manager that use of the term "USAllianz Variable Insurance Products Trust " shall cease, the Trust shall cause its officers, Trustees and shareholders to take any and all such actions which the Manager may request to effect such request and to reconvey to the Manager any and all rights to the term "USAllianz Variable Insurance Products Trust."




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         12.      MISCELLANEOUS.
                  -------------

         a. This Agreement shall be governed by the laws of the State of [Minnesota], provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

         b. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         c. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

         d. Nothing herein shall be construed as constituting the Manager as an agent of the Trust or any Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above

                                 USAllianz Variable Insurance Products Trust



                                 By  /s/ Charles Booth
                                     --------------------------------------
                                     Vice President


                                 USAllianz Advisers, LLC



                                 By  /s/ Chris Pinkerton
                                     --------------------------------------
                                     President














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SCHEDULE A


         Fees payable to the Manager pursuant to paragraph 4 hereof shall be at the following annual rates for each Fund:


Aggressive Growth Fund                                                    *%


Strategic Growth Fund                                                     0.95%

Capital Growth Fund                                                       *%
Growth and Income Fund                                                    *%
American  Growth Fund                                                     0.85%
Comstock Fund                                                             *%

               *                FIRST $100     $100      $250 TO $500       AVERAGE
                                MILLION OF    TO $250     MILLION OF      NET ASSETS
                                 AVERAGE     MILLIONOF     AVERAGE         EXCEEDING
                                NET ASSETS    AVERAGE     NET ASSETS     $500 MILLION
                                            NET ASSETS
Capital Growth Fund               0.85%        0.80%        0.775%           0.75%
Growth and Income Fund            0.775%       0.75%        0.725%          0.675%
Comstock Fund                     0.775%       0.75%        0.725%          0.675%
Aggressive Growth Fund            0.90%        0.85%        0.825%           0.80%


         The management fee shall be accrued and paid to the Manager as provided in Section 4 of the Investment Management Agreement.




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